 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

1700 E. 68th Avenue, Denver, CO 80229
(Address of principal executive offices) (Zip Code)

(303) 289-8655
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2018 (the “Closing Date”), New Age Beverages Corporation, a Washington corporation (the “Company”) and its wholly-owned subsidiaries NABC, Inc., NABC Properties, LLC and New Age Health Sciences, Inc. (the “Subsidiaries” and collectively with the Company, the “Borrowers”) entered into a loan and security agreement with Siena Lending Group LLC (the “Lender”) which provides for a $12 million aggregate principal amount revolving credit facility (the “Loan and Security Agreement”) which is subject to availability based on eligible accounts receivables and eligible inventory of the Company. The Loan and Security Agreement has a scheduled maturity date of August 10, 2021 (the “Maturity Date”).

Pursuant to the Loan and Security Agreement, the Company and the Subsidiaries granted to the Lender a security interest in all assets of the Company and the Subsidiaries. In addition, pursuant to an intellectual property security agreement (the “IP Security Agreement”), the Company and New Age Health Sciences, Inc. granted to the Lender a continuing security interest in all of their respective intellectual property. In addition, pursuant to the Collateral Pledge Agreement, the Company granted the Lender a security interest in the equity interests of the Subsidiaries. The Lender’s obligation to fund any loans under the Loan and Security Agreement is subject to the satisfaction of certain closing conditions, including the requirement to raise debt or equity, as described in the Loan and Security Agreement.

The Loan and Security Agreement contains standard and customary events of default including, but not limited to:

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failure to make payments of principal or interest when due;

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failure to comply with certain covenants;

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bankruptcy or insolvency.

The Loan and Security Agreement also includes an event of default if Brent Willis ceases to be employed as chief executive officer or if Chuck Ence ceases to be employed as the chief financial officer/controller, unless a successor is appointed within 60 days and such successor is reasonably satisfactory to the Lender.

If for any reason the Lender’s commitment to make revolving loans is terminated prior to the Maturity Date, in addition to the payment of any outstanding principal and interest, the Borrowers will be required to pay an early payment/termination premium consisting of the applicable percentage of the amount of the revolving loan commitment termination (the “Applicable Percentage”). The Applicable Percentage shall be (i) 4%, if such event occurs on or before the first anniversary of the Closing Date, (ii) 2.25% if such event occurs after the first anniversary of the Closing Date, but on or before the second anniversary of the Closing Date, or (iii) 1.25% if such event occurs after the second anniversary of the Closing Date but before the Maturity Date.

In connection with the financing, pursuant to an advisory agreement between the Company and Alliance Global Partners (“AGP”), a licensed broker-dealer with FINRA, the Company has agreed to pay to AGP a cash fee of $240,000 upon funding of the initial loan.

The foregoing are only brief descriptions of the material terms of the Loan and Security Agreement, the IP Security Agreement and the Collateral Pledge Agreement, the forms of which are attached hereto as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits.

Number

Description
10.1
Loan and Security Agreement dated August 10, 2018 among New Age Beverages Corporation, NABC, Inc., NABC Properties, LLC, New Age Health Sciences, Inc. and Siena Lending Group LLC
10.2
Intellectual Property Security Agreement dated as of August 10, 2018 by New Age Beverages Corporation and New Age Health Sciences, Inc. in favor of Siena Lending Group LLC
10.3
Collateral Pledge Agreement dated as of August 10, 2018 by New Age Beverages Corporation in favor of Siena Lending Group LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: August 16, 2018	By:	/s/ Brent Willis
Brent Willis Chief Executive Officer